ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
[signature]	20070088017-93
Ross Miller	Filing Date and Time
Secretary of State	02/07/2007 10:10 AM
State of Nevada	Entity Number
	E0085122007-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	TIDEWATER RESOURCES INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	SIERRA CORPORATE SERVICES Name 100 WEST LIBERTY STREET, 10TH FLOOR — RENO — Nevada 89501 (MANDATORY) Physical Street Address — City — Zip Code PO BOX 2670 — RENO — NV 89505 (OPTIONAL) Mailing Address — City — State Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. BERNARD PEREZ Name SUITE 322, UNIT 205, 329 NORTH ROAD — COQUITLAM, BC, CANADA — V3K 6Z8 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	LEO P. BERGIN, III — X [signature] Name — Signature 100 WEST LIBERTY STREET, 10TH FLOOR — RENO — NV 89501 Address — City — State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 2/7/07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
TIDEWATER RESOURCES INC.,
a Nevada corporation

The following provisions are hereby incorporated in Nevada Secretary of State Form 78 Articles 2003 (the "Form") for TIDEWATER RESOURCES INC., a Nevada corporation, as a part thereof.

With respect to Article 3, the following provisions are added:

Section 3.1. All of the shares of stock shall be of the same class, without preference or distinction.

Section 3.2. The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

Section 3.3. Cumulative voting by any shareholder is denied.

Section 3.4. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

ARTICLE 8

In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnitees, vote of shareholders or disinterested directors or otherwise; and (iii) to fix and determine designations, preferences, privileges, rights, and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat. §§78.195 and 78.196, unless otherwise provided herein.

ARTICLE 9

No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev. Stat. §78.300. No amendment or repeal of this Article 9 applies to

or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

ARTICLE 10

The provisions of Nev. Rev. Stat. §§ 78.378 to 78.3793, inclusive, do not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Further, the Corporation expressly elects not to be governed by Nev. Rev. Stat. §§ 78.411 to 78.444, inclusive.

[END OF ATTACHMENT TO
ARTICLES OF INCORPORATION
OF TIDEWATER RESOURCES INC.]